Exhibit 3.20

BY-LAWS

OF

BALLY GAMING INTERNATIONAL, INC.

ARTICLE I

STOCKHOLDERS

Section 1.                                           Place of Stockholders’ Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

Section 2.                                           Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year at such date and time as shall be fixed from time to time by the Board of Directors and stated in the notice of meeting.

Section 3.                                           Purpose of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any proper business may be transacted.

Section 4.                                           Special Meetings of Stockholders. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chairman or by the President or by the Board of Directors.

Section 5.                                           Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten days nor more than fifty days before the date of every stockholders’ meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

Section 6.                                           Quorum of Stockholders.

(a)                                 Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

(b)                                 At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

(c)                                  At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

(d)                                 If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 7.                                           Chairman and Secretary of Meeting. The Chairman, or in his absence, the President, or in his absence, any Vice-President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

Section 8.                                           Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or by these By-laws, at every meeting of the stockholders each stockholder shall, unless otherwise provided, be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these By-laws.

Section 9.                                           Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

Section 10.                                    List of Stockholders.

(a)                                 At least ten days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)                                 During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

(c)                                  The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

(d)                                 The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 11.                                    Voting Procedures and Inspectors of Elections.

(a)                                 The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)                                 The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)                                  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d)                                 In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with § 212(c)(2) of the

Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

(e)                                  Unless otherwise provided in the Certificate of Incorporation or these By-laws, this Section shall not apply to the Corporation if the Corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders.

Section 12.                                    Advance Notice of Stockholder-Proposed Business at Annual Meetings. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than forty days nor more than sixty-five days prior to the annual meeting; provided, however, that in the event that less than fifty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder of record proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this

Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 13.                                    Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty-five days prior to the meeting; provided, however, that in the event that less than fifty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (v) any other information relating to the person that is required pursuant to the rules of the New York Stock Exchange or any other securities, commodities or other exchange or market of which the Corporation is a member or pursuant to any statute, or any rule or regulation of any governmental authority, applicable to any gaming or other licenses held by the Corporation or any subsidiary; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE II

DIRECTORS

Section 1.                                           Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.

Section 2.                                           Number, Method of Election, Terms of Office of Directors. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be determined by resolution of the Board of Directors, but the number shall not be less than three provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until his successor is elected and qualified, provided however that a Director may resign at any time.

Section 3.                                           Vacancies on Board of Directors.

(a)                                 Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)                                 Any vacancy or newly created Directorship caused by the death, resignation, retirement, disqualification, or removal from office of any Director or otherwise, or any new directorship is created by any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 4.                                           Meetings of the Board of Directors.

(a)                                 The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

(b)                                  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

(c)                                   The first meeting of each newly elected Board of Directors except the initial Board of Directors shall be held as soon as practicable after the Annual Meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

(d)                                  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

(e)                                   The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

Section 5.                                           Quorum and Action. One-third of the entire Board of Directors, but in no event less than two Directors, shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6.                                           Presiding Officer and Secretary of Meeting. The Chairman or, in his absence, the President, or in their absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting.

Section 7.                                           Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

Section 8.                                           Executive Committee. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-laws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

Section 9.                                           Audit Committee.

(a)                                 The Board of Directors may appoint from among its members, and, from time to time, may fill vacancies in, an Audit Committee consisting of non-management members of the Board of Directors whose association with the Corporation, in the opinion of the Board of Directors, will not be inconsistent with the exercise of judgment independent of management.

(b)                                 The purpose of the Audit Committee shall be to assist the Board of Directors in discharging its duties relating to the internal control, accounting and reporting practices of the Corporation and to establish and maintain communication between the Board of Directors and the independent auditors of the Corporation. Without limiting the generality of the foregoing, the Audit Committee shall have the responsibility of securing and reviewing such financial information as it may deem necessary to enable the Board of Directors to confirm that the Corporation has devised and is maintaining a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are being executed in accordance with management’s authorizations, (2) transactions are being recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, (3) access to assets is being permitted only when authorized and (4) recorded accountability for assets is being compared with the existing assets at reasonable intervals and appropriate action is being taken with respect to any differences.

(c)                                  In carrying out its duties, the Audit Committee shall have the authority (which authority may be exercised by a meeting or by the unanimous written consent of all of the members of the committee) to:

(i)                                     select or make recommendations to the Board of Directors with respect to the engagement or discharge of the independent auditors of the Corporation;

(ii)                                 review the Corporation’s internal auditing procedures, and coordinate the efforts of the internal and independent auditors of the Corporation;

(iii)                              review with the independent auditors of the Corporation the scope of their examination;

(iv)                             upon the completion of the annual audit, review the audit process with the Corporation’s independent auditors to ascertain that they (1) received the full cooperation of management, (2) were fully satisfied with the disclosure and content of the financial statements and (3) are not certifying the statements under management pressure, it being the responsibility of the Audit Committee to review the audit process and not the financial statements themselves;

(v)                                review any recommendations of the Corporation’s independent auditors regarding internal controls and other management matters;

(vi)                             consider the possible effect of any non-audit services performed by the Corporation’s independent auditors on the independence of such auditors;

(vii)                          approve the audit and all non-audit services performed by the Corporation’s independent auditors and make recommendations to the Board of Directors with respect to the compensation for such services; and

(viii)                        receive copies of internal audit reports from the internal auditing staff and, if deemed appropriate, meet with the internal auditing staff and review with them any such reports.

Section 10.                                    Other Committees. The Board of Directors may also appoint from among its members such other committees of two or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

Section 11.                                    Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 1.                                           Officers, Titles, Elections, Terms.

(a)                                  The Corporation shall have a President, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

(b)                                  The Board of Directors may elect at any time, and from time to time, a Chairman, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and may elect or appoint such other officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment.

(c)                                   Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

(d)                                  Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.

(e)                                   Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 2.                                           Powers and Duties of Chairman. The Chairman shall have such specific powers and responsibilities as may be conferred upon him by the Board of Directors and shall report directly to the Board of Directors. He shall, when present, preside at meetings of the stockholders, the Board of Directors and the Executive Committee.

Section 3.                                           Powers and Duties of President.

(a)                                 Except in such instances as the Board may confer powers in particular transactions upon the Chairman or any other officer, and subject to the control and direction of the Board of Directors, the President shall supervise, manage and direct the business of the Corporation and shall communicate to the Board of Directors and any committee thereof reports, proposals and recommendations for their respective consideration or action. In the event of the absence of the Chairman, or his incapacity or inability to act, then the President shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee.

(b)                                 The President shall act for or on behalf of the Corporation in all matters in which action by the President as such is required by law, and he may do and perform all other acts and things incident to the position of President, including the signing of contracts and other documents in the name of the Corporation, except as may be otherwise provided in these By-laws or ordered by the Board of Directors.

Section 4.                                           Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws.

Section 5.                                           Powers and Duties of Treasurer and Assistant Treasurers.

(a)                                 The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President, or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

(b)                                 The Treasurer, or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President, or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

(c)                                  The Treasurer, or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President, or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose, full and accurate account of all moneys received and paid by him on account of the Corporation, and of all securities received and delivered by the Corporation.

(d)                                 Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

Section 6.                                           Powers and Duties of Secretary and Assistant Secretaries.

(a)                                   The Secretary shall keep the minutes of all proceedings of the stockholders, the Board of Directors, the Executive Committee and any other committees of the Board in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by the laws of Delaware. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Secretary.

(b)                                   Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

ARTICLE IV

EMPLOYMENT CONTRACTS

Any employment contract executed by the Corporation with an employee who can reasonably be anticipated to be subject to licensing or qualification requirements of applicable state gaming regulations, shall contain a provision that if such employee is denied or receives but does not, for any reason, maintain such license or qualification, then the Corporation may terminate such employment contract without further obligation of the Corporation to such employee. In the event that an officer of the Corporation is denied, or receives but does not maintain such license or qualification, then a committee of the Board of Directors composed of directors who are not employees of the Corporation shall determine, within ninety (90) days of the date on which the state regulatory body’s decision denying or refusing to permit continued maintenance of such license or qualification becomes final, whether to terminate the employment contract of that officer. Such committee shall also approve or ratify the terms of any such termination agreement as a condition of its effectiveness.

ARTICLE V

CAPITAL STOCK

Section 1.                                           Stock Certificates.

(a)                                   Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

(b)                                   If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

(c)                                    In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

(d)                                   Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

Section 2.                                           Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

Section 3.                                           Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 4.                                           Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

Section 5.                                           Transfer Agent, Registrar, Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

Section 6.                                           Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

SECURITIES HELD BY THE CORPORATION

Section 1.                                           Voting. Unless the Board of Directors shall otherwise order, the Chairman, the President, any Vice President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

Section 2.                                           General Authorization to Transfer Securities Held by the Corporation.

(a)                                 Any of the following officers, to-wit: the Chairman, the President, any Vice-President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)                                 Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officers is still in full force and effect.

ARTICLE VII

DIVIDENDS

Section 1.                                           Restrictions on Dividends. The Board of Directors may declare dividends as provided in Sections 2, 3 and 4 of this Article VII subject to the restrictions contained in this Section. The Board of Directors will not declare cash dividends, except that the Board of Directors may declare cash dividends aggregating no more than $250,000, during the 12 months following the effectiveness of the initial public offering of shares of the Corporation’s common stock, and that, following that time period the Board of Directors will not, for an additional 24 months, declare cash dividends, other than cash dividends which do not exceed $250,000 in the aggregate per year, unless at a prior meeting of the stockholders the holders of a majority of the Corporation’s voting power, excluding affiliates of the Corporation, have passed a resolution authorizing the Board of Directors to declare cash dividends in excess of $250,000 on the Corporation’s common stock in the ensuing fiscal year.

Section 2.                                           Declaration of Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 3.                                           Payment and Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserves in the manner in which they were created.

Section 4.                                           Record Date. The Board of Directors may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.                                           Depositories. The Chairman, the President, and the Treasurer of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name, and the signatories with respect thereto, and from time to time, to change such depositories and signatories, with the same force and effect as if each such depository and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board or by the Chairman, the President, or the Treasurer of the Corporation, shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

Section 2.                                           Signatories. Unless otherwise designated by the Board of Directors or by the Chairman, the President, or the Treasurer, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money may be signed by the Treasurer or Assistant Treasurer or they may be signed or countersigned by the Chairman, the President or any Vice President in lieu of the Treasurer.

Section 3.                                           Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

Section 4.                                           Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

WAIVER OF OR DISPENSING WITH NOTICE

Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

ARTICLE X

AMENDMENT OF BY-LAWS

These By-laws, or any of them, may from time to time be supplemented, amended or repealed by: (a) the majority vote of the entire Board of Directors, except that Sections 12 and 13 of Article I hereof may not be repealed except by the unanimous approval of the members of the Board of Directors voting upon such question; or (b) the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present, except that Section 1 of Article VII hereof may not be repealed except by the vote of a majority in interest of the Corporation’s stockholders, excluding affiliates, represented and entitled to vote at any meeting at which a quorum is present.

AMENDMENTS TO BY-LAWS OF BGII

(Additions shown in Boldface type)

Article 3, Section 2 of the By-Laws of the Corporation shall be amended to read as follows:

The Chairman shall be the Chief Executive Officer, shall exercise and perform all duties incident to the office of Chairman and Chief Executive Officer, shall be responsible for the general management of the affairs of the corporation, and shall have such other specific powers and responsibilities as may be conferred upon him by the Board of Directors and shall report directly to the Board of Directors. He shall, when present, preside at the meetings of the Stockholders, Board of Directors and the Executive Committee.

Article 3, Section 3 of the By-Laws of the Corporation shall be amended to read as follows:

a.                                      Except as otherwise provided in these By-Laws and in such instances as the Board may confer powers in particular transactions upon the Chairman or any other officer, and subject to the control and direction of the Chairman and Board of Directors, the President shall be Chief Operating Officer, and shall supervise, manage and direct the day-to-day business of the corporation and shall (as determined by the Chairman) communicate to the Chairman and the Board of Directors and any committee thereof, reports, proposals and recommendations for their respective consideration or action. In the event of the absence of the Chairman or his incapacity or inability to act, then the President shall preside at all meetings of the Stockholders, Board of Directors and the Executive Committee.

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b.                                      The President shall act for or on behalf of the corporation in all matters which action by the President as such is required by law, and he may do and perform all other acts and things incident to the position of President, including the signing of contracts and other documents in the name of the corporation, except as may otherwise be provided in these By-Laws or ordered by the Chairman or the Board of Directors.

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